SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 12, 2007

VeruTEK Technologies, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51246	pending
(Commission File Number)	(IRS Employer Identification No.)

65 West Dudley Town Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)

860-242-9800
(Issuer's Telephone Number)

Copies to:
Bartly Loethen, Esq.
Synergy Law Group, L.L.C.
730 W Randolph, 6th Floor
Chicago, Illinois 60661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.b. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of October 12, 2007, George Hoag provided the Company with a notice of resignation from the Company's Board of Directors, effective as of such date.

Effective as of October 12, 2007, the Board of Directors confirmed, ratified and approved the election and appointment of Douglas Anderson, Mark Ain, and Carlos Naudon as members of the Company's Board of Directors, effective as of such date.

Douglas Anderson will serve as Chairman of the Board. Mark Ain and Carlos Naudon have not been elected to a committee.

Effective as of October 12, 2007, the Board of Directors has determined that it is advisable and in the best interest of the Company to establish the compensation of each individual who is retained as a director of services as a non-employee director of the Company. The Board has authorized by resolution the Company to pay a director for services as a non-employee director of the Company the following: (1) for fiscal year 2007, an aggregate stipend of $60,000 for all services to be rendered as a director of the Company, an aggregate stipend of $24,000 for services as chair of such committee(s) of the Board as the Board may from time to time request, and aggregate fees of $16,000 for attendance (either in person or by telephone) at Board and/or committee meetings, all of which aggregate amounts (less such deductions as shall be required to be withheld by applicable laws and regulations) shall be payable in one lump sum as soon as reasonably practicable after such individual becomes a member of the Board, and (2) for fiscal year 2008, an aggregate stipend of $60,000 for all services to be rendered as a director of the Company, an aggregate stipend of $24,000 for services as chair of such committee(s) of the Board as the Board may from time to time request, and aggregate fees of $16,000 for attendance (either in person or by telephone) at Board and/or committee meetings, all of which aggregate amounts (less such deductions as shall be required to be withheld by applicable laws and regulations) shall be payable in one lump sum as soon as reasonably practicable after January 1, 2008.

Such stipends and fees are subject to review of the Board from time to time.

Mark Ain and Carlos Naudon are both non-employee directors and will receive such compensation as authorized by the Board.

Effective as of October 12, 2007, the Board of Directors has authorized by resolution the Company to pay the Chair of the Board of the Company, the following: (1) for fiscal year 2007, an aggregate stipend of $60,000 for all services to be rendered as a director of the Company, an aggregate stipend of $74,000 for all services to be rendered as Chair of the Board and for all services rendered as chair of such committee(s) of the Board as the Board may from time to time request, and aggregate fees of $16,000 for attendance (either in person or by telephone) at Board and/or Board committee meetings, all of which aggregate amounts (less such deductions as shall be required to be withheld by applicable laws and regulations) shall be payable in one lump sum as soon as reasonably practicable after being appointed as Chair of the Board, and (2) for fiscal year 2008, an aggregate stipend of $60,000 for all services to be rendered as a director of the Company, an aggregate stipend of $74,000 for all services rendered as chair of such committee(s) of the Board as the Board may from time to time request, and aggregate fees of $16,000 for attendance (either in person or by telephone) at Board and/or Board committee meetings, all of which aggregate amounts (less such deductions as shall be required to be withheld by applicable laws and regulations) shall be payable in one lump sum as soon as reasonably practicable after January 1, 2008.

Mr. Douglas Anderson, as Chair of the Board, will receive the compensation as approved by the Board for serving as the Chair of the Board.

Transactions with Related Persons The Company has closed an offering round through a private placement, which raised approximately $1,985,000, whereby Douglas Anderson, Mark Ain, and Carlos Naudon purchased shares of common stock in the Company and were issued warrants. Such transaction has been reported in accordance the rules promulgated under the Securities Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeruTEK Technologies, Inc.

Dated: October 18, 2007	By:	/s/ John Collins
Name: John Collins
Title: President and Chief Executive Officer